Exhibit 10.5

Execution Version

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), dated as of May 9, 2025 (the “Effective Date”), is by and between David Elliot Lazar, with an address at PH The Towers, Tower 100, Apt 44, Winston Churchill, Paitilla, Panama City, Panama 07196 (“Service Provider”) and FiEE, Inc., a Delaware corporation with an address at Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, Hong Kong (the “Company”).

1. DEFINITIONS. The following terms have the meanings specified or referred to in this Section 1:

1.1 “Agreement” has the meaning set forth in the preamble.

1.2 “Common Stock” means the common stock of the Company, par value $0.01 per share.

1.3 “Company” has the meaning set forth in the preamble.

1.4 “Earnout Milestones” has the meaning set forth in Section 2.

1.5 “Earnout Shares” means a number of newly issued shares of Common Stock equal to 3% of the then outstanding shares of Common Stock on the Listing Date, on a fully diluted basis.

1.6 “Effective Date” has the meaning set forth in the preamble.

1.7 “Listing Date” has the meaning set forth in Section 2.

1.8 “Nasdaq Listing” means that both (i) the Company’s Common Stock is listed on the Company’s Trading Market, and (ii) the Company has satisfied all applicable initial and continuing listing requirements of the Company’s Trading Market, including, but not limited to, compliance with the minimum stockholders’ equity requirement pursuant to Nasdaq Listing Rule 5550(b)(1), and has not received any written notice from the Company’s Trading Market that it has failed, or would reasonably be expected to fail to meet, the Company’s Trading Market’s listing requirements for any reason where such notice has not been subsequently withdrawn by the Company’s Trading Market or the underlying failure appropriately remedied or satisfied.

1.9 “Notice” has the meaning set fort in Section 10.1.

1.10 “SEC” means the Securities and Exchange Commission.

1.11 “Service Provider” has the meaning set forth in the preamble.

1.12 “Trading Market” means the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any successors to any of the foregoing.

2. SERVICES. The Company hereby engages Service Provider to, and Service Provider herby accepts such engagement, as an independent contractor, to (i) use best efforts to obtain a decision from the SEC that Nasdaq must hold a hearing to consider the merits of the Company’s appeal from being delisted from Nasdaq, (ii) use best efforts to achieve a Nasdaq Listing for the Company on or before December 31, 2025 (such date of achievement being the “Listing Date”) and (iii) continue to provide additional services to the Company in furtherance of achieving a Nasdaq Listing from the Effective Date through the Listing Date (collectively, the “Earnout Milestones”).

3. TERM. The term of this Agreement shall commence as of the Effective Date and shall automatically terminate on the earlier of (i) the Listing Date or (ii) December 31, 2025.

4. EARNOUT. In the event the Earnout Milestones are satisfied, the Company shall issue the Earnout Shares within thirty (30) days of such satisfaction. Service Provider understands and agrees that (i) the contingent rights to receive the Earnout Shares shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in the Company, (ii) Service Provider shall not have any rights as a securityholder of the Company a result of Service Provider’s contingent right to receive the Earnout Shares hereunder, and (iii) no interest is payable with respect to the Earnout Shares. The Service Provider shall not be entitled to any other consideration for the provision of the services hereunder. The parties agree that, as between the parties, this Agreement supersedes in its entirety that certain Amended and Restated Securities Purchase Agreement, dated as of February 18, 2025.

5. RELATIONSHIP OF THE PARTIES.

5.1 Service Provider is an independent contractor of the Company, and nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between Service Provider and the Company. Service Provider shall not be authorized to contract for or bind the Company in any manner whatsoever.

5.2 Without limiting Section 5.1, Service Provider will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on your behalf. Service Provider shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Service Provider in connection with the performance of the services set forth herein shall be employees or contractors of Service Provider and Service Provider shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

6. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other party that: (a) it or he has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its or his obligations hereunder; and (b) when executed and delivered by such party, this Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.

7. INDEMNIFICATION.

7.1 Service Provider shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from a breach of any representation, warranty or obligation under this Agreement.

7.2 The Company may satisfy such indemnity (in whole or in part) by way of deduction of the issuance of Earnout Shares, at the fair market value thereof at the time of deduction.

8. ASSIGNMENT. Each party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

9. GOVERNING LAW, JURISDICTION. This Agreement and all related documents and all matters arising out of or relating to this Agreement and the services provided hereunder, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction other than those of the State of New York to apply. Any action or proceeding by either of the parties to enforce this Agreement shall be brought in any state or federal court located in the State of New York.

10. MISCELLANEOUS.

10.1 All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, facsimile (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section.

10.2 This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10.3 This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

10.4 If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.5 This Agreement may be executed in multiple counterparts and by electronic or facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FIEE, INC.

By:	/s/ Li Wai Chung
Name:	Li Wai Chung
Title:	Chief Executive Officer

SERVICE PROVIDER:

/s/ David Elliot Lazar
DAVID ELLIOT LAZAR

[Signature Page to Services Agreement]

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